UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2005

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2005, Loudeye Corp. ("Loudeye") received a notice of approval dated October 17, 2005, from the Inland Revenue department in the United Kingdom of "The Loudeye UK Company Share Option Plan 2005" (the "CSOP") which is a subplan under the Loudeye Corp. 2005 Incentive Award Plan (the "Plan"). Adoption and approval of the CSOP will not result in an increase in the number of shares available for issuance pursuant to equity compensation awards under the Plan. The CSOP is intended to assist Loudeye employees who reside in the United Kingdom address their tax obligations.

A copy of the CSOP is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Awards of a stock option will be granted pursuant to an Award Agreement, a specimen form of which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The following is a description of the material terms of the CSOP and the Award Agreement and is qualified by reference to the CSOP and the specimen form Award Agreement.

Under the CSOP, Loudeye may grant options to purchase Loudeye common stock, par value $0.001 per share, to employees of Loudeye and its subsidiaries who reside in the United Kingdom. The terms of the options are governed by the CSOP, the Plan and the specimen form agreement which is delivered to, and must be executed by, each optionee. Options may be granted at a price not less than 100% of the fair market value of the common stock on the date of grant.

Options will vest and become exercisable as set forth in each individual grant notice, provided that in no event may any Option be exercised after the first to occur of the following:

• one day before the tenth anniversary of the date of grant,
• the expiration of ninety days from the date of the optionee’s termination of employment, (other than as a result of death),
• the first anniversary of the date of the optionee’s death.

At any time, the maximum number of shares available for grant under the CSOP shall not exceed the number of shares then available for grant under the Plan and options or shares issued under the CSOP shall correspondingly reduce the number of shares available for grant under the Plan. The aggregate value of options granted under the CSOP to any individual employee cannot exceed £30,000 taken together with the value of any other options to acquire Loudeye common stock that the Optionee may have received under the CSOP. An optionee may, however, receive additional option grants under the Plan.

Upon the exercise of an option, the purchase price must be paid in full in cash and the optionee must pay applicable tax liabilities either in cash or through a payroll deduction.

An optionee shall not be entitled to any rights as a stockholder of Loudeye in respect of any shares purchasable upon exercise of any part of the option unless and until such shares have been issued by Loudeye. Options may not be sold, pledged, assigned or otherwise transferred (other than in connection with the death of the participant) until such time as the shares underlying the option have been issued, and all restrictions applicable to such shares have lapsed.

Nothing in the Award Agreement, the CSOP or the Plan will give any Participant any right to remain an employee of Loudeye or any of its subsidiaries or will interfere with or restrict in any way the rights of any such entity to discharge such optionee at any time.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description
99.1 The Loudeye UK Company Share Option Plan 2005, a subplan to the Loudeye Corp. 2005 Incentive Award Plan.
99.2 Form of Award Agreement used to grant Options to purchase Loudeye Corp. common stock under The Loudeye UK Company Share Option Plan 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

October 24, 2005	By:	Ronald M. Stevens

Name: Ronald M. Stevens
Title: Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	The Loudeye UK Company Share Option Plan 2005, a subplan to the Loudeye Corp. 2005 Incentive Award Plan.
99.2	Form of Award Agreement used to grant Options to purchase Loudeye Corp. common stock under The Loudeye UK Company Share Option Plan 2005.